EMPLOYMENT AGREEMENT
                ARETE INDUSTRIES, INC. AND FRED BOETHLING

The following shall constitute an employment agreement between Arete Industries, Inc., a Colorado corporation ("Employer") and Fred
Boethling ("Executive") effective November 1, 1998:

1. Term: The Term of the Employment Agreement shall be a two-year period from the date hereof and a like period from each successive Renewal Date (defined below). The Employment Agreement shall automatically renew one calendar year from the date hereof and each successive anniversary date thereafter, unless terminated per this Agreement.

2. Scope of Employment. Executive is hereby retained to act as a senior executive officer of Employer in the capacity of Chief Financial Officer and may also serve at the pleasure of the board of directors in such corporate officer capacities as are designated by the board of directors from time to time. Executive may also be appointed as an executive officer and/or director of subsidiaries or affiliates of Employer and Employer may allocate all or any portion of Executives compensation to such entities. Notwithstanding such allocation, Employer remains primarily obligated to Executive for his compensation. Executive shall devote such of his time to his duties hereunder as is negotiated with the Employer from time to time, but it is understood and agreed that Executive has other employment as consultant, officer and director of other unaffiliated corporate entities.

3. Compensation.

a) Salary. Annual base salary shall be $90,000 per year based on devotion of full time as an employee. Executives salary shall be adjusted to reflect current allocation of 1/3 of his time to business of Employer or $30,000 per year. The base salary will be adjusted from time to time as needed and/or requested by either party and agreed to in writing by the other. Salary shall accrue if not paid on a monthly basis. Notwithstanding the foregoing, Executive shall be paid a minimum draw against annual salary of $ 2,500 per month plus expenses, benefits and incentive pay as provided herein or otherwise agreed to by Employer and Executive. Compensation herein set forth shall be in addition to any compensation provided in the referenced Change in Control Agreement unless specifically superceded by this Agreement.

b) Expenses. Executive shall be reimbursed all expenses advanced on behalf of the Company if supported by proper evidence of their amount and business purpose with adequate documentation, on a monthly basis in cash.

c) Conversion of Accrued Salary to Class A Preferred Stock ("Preferred") and/or Common Stock. Any salary, incentive pay and benefits which remain unpaid at the end of each monthly pay period shall be paid in the form of cash, notes, common stock or Preferred which has been designated by the Company to be issued for such purpose. Notes shall provide for conversion at the option of the holder into shares of common or Preferred. Common Stock issued on conversion of the Preferred and/or issued directly to pay bonuses, accrued salary and/or unreimbursed expenses shall be in registered form under Form S-8 if applicable to the Employer at the time, or in the alternative shall carry demand and piggy back registration rights. The Employer can redeem the Preferred at face value plus accrued dividends at any time, or the Executive will have the option to convert the Preferred into shares of Common Stock of Employer on the terms specified in the Certificate of Designation of the Preferred on file with the Employer and incorporated herein by reference.

d) Participation in Benefits. Executive will at all times from the effective date hereof be entitled to participate in any such pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans of the Employer that may be in effect from time to time, to the extent the Executive is eligible under the terms of those plans (collectively, the "Benefits").

4. Incentive Compensation. In addition to any other compensation provided for herein or in any other agreements to which the Executive is a party with Employer or any subsidiary or affiliate of Employer, Employer agrees to negotiate bonus and/or incentive compensation in good faith upon the occurrence of events which substantially further the initiatives of Employer to return its existing businesses to profitability, expand such businesses, fulfill business plans adopted by Employer, its subsidiaries, affiliates or joint venture partners, or upon events which Employee brings or introduces major business opportunities to the Employer or its subsidiaries or affiliates, which compensation shall fairly and adequately reflect the value to the Employer and/or its shareholders. In addition, the provisions contained in the Change in Control Agreement pertaining to success fees to Executive/Boulder Sports, LLC. are expressly continued in full force and effect and are incorporated herein by reference.

5. Office Facilities, Equipment and Administrative Support. Executive shall be provided with an office, utilities, telephone (local long distance service and equipment), and such services including part-time or full time secretarial as is economically feasible in Boulder, Colorado. The cost of employees' office, telephone, long distance, utilities and supplies will be born by Executive to the extent that Executive devotes less than full time to his duties as an Executive. If not advanced by Employer, such expenses will be reimbursed to Executive on a monthly basis. Any unpaid and accrued offices expenses may be included, at the option of Executive in the issuance of notes, shares of Common or Preferred Stock in lieu of salary per Paragraph 3(c), above. Employer will also provide office contents and liability insurance on the offices so provided.

6. Vacation, Holidays and Sick Pay. Executive will be entitled to take four weeks paid vacation each fiscal year assuming full time employment and the pro-rata portion of same based on time committed to the business of the Employer, and based on the vacation policies of the Employer in effect for its executive officers from time to time. Vacation must be taken by the Executive at such time or times as are approved by the highest ranked corporate officer. The Executive will also be entitled to the paid holidays (and other paid leave) set forth in Employer's policies. Unused vacation days in any fiscal year may not be carried over in any subsequent fiscal year. Executive will be given such sick pay or sick leave as is set forth in the employment policies of the Employer as established from time to time.

7. Errors and Omissions Insurance. Employer will immediately upon securing the necessary funding acquire E&O or Directors and Officers Liability Insurance of sufficient amount to cover ordinary risks commonly associated with companies similarly situated.

8. Termination
a) Termination without cause by the Employer on or before April 30, 1999 will give rise to payment of (r) of the break-up fee set forth in the Change in Control Agreement.

b) Termination without cause thereafter will entitle the Executive to recover all salary remaining under the unexpired term of this Agreement (the "Severance Period"), plus all outstanding accrued and unpaid salary, expenses, advances and will further entitle Executive to the vesting of all stock options, bonuses and incentive compensation in effect or pending at the time of such termination. On an event of such termination, Employer will have a maximum of 6 months from the effective date of termination to pay all accruals under this and the previous paragraph 8(a) or to make mutually acceptable provisions for such payment. Any obligations of the Employer hereunder will be deemed subject to the security interest granted to Executive to cover the potential break-up fee and unpaid expenses and advances pursuant to Sections 5(a) and (c) of the Change in Control Agreement, which provisions are incorporated herein by reference.

c) The phrase "for cause" means: (a) the Executives material breach of this Agreement; (b) the Executives failure to adhere to any written Employer policy if the Executive has been given a reasonable opportunity to comply with such policy or cure his failure to comply (which reasonable opportunity must be granted during the ten-day period preceding termination of this Agreement); (c) the appropriation (or attempted appropriation) of a material business opportunity of the Employer, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Employer; (d) the misappropriation (or attempted misappropriation) of any of the Employer's funds or property; or (e) the conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment.

d) The Term, the Compensation and Incentive Compensation, and any and all other rights of the Executive under this Agreement or otherwise as an employee of the Employer will terminate (except as otherwise provided in this Paragraph ):

i) upon the death of the Executive;

ii) upon the disability of the Executive immediately upon notice from either party to the other;

iii) for cause immediately upon notice from the Employer to the Executive, or at such later time as such notice may specify; or

iv) upon resignation of the Executive unless such resignation is made by reason of a good faith dispute between Employer and Executive over policies, actions and/or conditions in which Executive has a good faith belief that he cannot continue without compromising his reputation, without violating a statute, rule, regulation or order of court, or which would in all likelihood not stand the test of the business judgment rule. In such event, Employer will remain obligated to pay separation pay as provided in sub paragraphs 8(a) and (b), above, occurs for good reason (as defined in Section 8(d)) upon not less than thirty days' prior notice from the Executive to the Employer.

e) Definition of Disability. For purposes of Section 8(d)(ii), the Executive will be deemed to have a "disability" if, for physical or mental reasons, the Executive is unable to perform the essential functions of the Executive's duties under this Agreement for 120 consecutive days, or 180 days during any twelve month period, as determined in accordance with this Section 8(e). In the event of a bona-fide dispute between Employer and Employee, the disability of the Executive will be determined by a medical doctor selected by written agreement of the Employer and the Executive upon the request of either party by notice to the other. f) In the event of a termination by disability, Executive will retain all accrued benefits and incentive compensation through the end of the calendar month following such disability. Salary will continue through the earlier of the Severance Period, defined above or the date disability insurance payments commence under provisions of insurance purchased by Employer on behalf of Executive.

g) Termination upon Death. If this Agreement is terminated because of the Executive's death, the Executive will be entitled to receive his Salary through the end of the calendar month in which his death occurs, and that part of the Executive's Incentive Compensation, if any, for the Fiscal Year during which his death occurs, prorated through the end of the calendar month during which his death occurs.

h) For purposes of this Section 8, the Executive's designated beneficiary will be such individual beneficiary or trust, located at such address as the Executive may designate by notice to the Employer from time to time or, if the Executive fails to give notice to the Employer of such a beneficiary, the Executive's estate. Notwithstanding the preceding sentence, the Employer will have no duty, in any circumstances, to attempt to open an estate on behalf of the Executive, to determine whether any beneficiary designated by the Executive is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as the Executive's personal representative (or the trustee of a trust established by the Executive) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

i) Benefits. The Executive's accrual of, or participation in plans providing for, employee benefits as specified herein will cease at the effective date of the termination of this Agreement, and the Executive will be entitled to accrued benefits pursuant to such plans only as provided in such plans. Except under circumstances of termination without cause, or termination by Executive by reason of a bona fide dispute per sub-paragraph 8(d)(iv), above, the Executive will not receive, as part of his termination pay pursuant to this
Section 8, any payment or other compensation for any vacation, holiday, sick leave, or other leave unused on the date the notice of termination is given under this Agreement.

9. Protection of Proprietary Property, Confidentiality Agreement. The Executive agrees to protect and preserve the confidentiality of all business opportunities, trade secrets and proprietary information of Employer, its affiliates and subsidiaries, throughout the term of this Agreement and will not disclose the same to others without the express written permission of Employer. Any inventions, ideas or concepts which are developed by Executive while and employee of Employer will, in the absence of a written agreement to the contrary, become the sole and exclusive property of Employer.

10. Miscellaneous.

a) Binding Effect. This agreement is binding on and will inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Executive under this Agreement, being personal, may not be delegated.

b) Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the last known addresses and/or facsimile numbers of the respective party.

c) Entire Agreement; Amendments. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof, except any documents and/or agreements specifically incorporated herein by reference. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

d) Governing Law. This Agreement will be governed by the laws of the State of Colorado without regard to conflicts of laws principles.

e) Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of Colorado, County of Boulder, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Colorado, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

f) Headings. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

g) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

h) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.

EMPLOYER:					EXECUTIVE:

By:___________________